UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition &

Item 7.01.  Regulation FD Disclosure.

On November 5, 2013, URS Corporation issued a press release announcing financial results for the three- and nine-month periods ended September 27, 2013.  A copy of the press release, entitled “URS Corporation Reports Third Quarter 2013 Results” is furnished and not filed pursuant to Item 2.02 as Exhibit 99.1 hereto.  Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.06.  Material Impairment &

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 1, 2013, in connection with the preparation of our Form 10-Q for the three and nine months ended September 27, 2013, the Audit Committee of the Board of Directors (the “Audit Committee”), after considering and concurring with the recommendation of management, concluded that it was necessary to correct our previous application of Accounting Standards Codification 350, “Intangibles – Goodwill and Other” (“ASC 350”) as reflected in our financial statements included in certain prior periodic reports.  We determined that our prior methodology used to calculate the fair values of our reporting units did not comply with ASC 350, and as a result, the amount of the non-cash goodwill impairment charge recorded in 2011 was overstated and our 2011 net income was understated.  The error has no effect on our business operations, cash balances or operating cash flows.

ASC 350 requires that the fair value of reporting units and goodwill follow the guidance for business combinations in accordance with ASC 805, which requires fair value to reflect 100% of the business, including the portion attributable to the non-controlling interests of subsidiaries that are not wholly owned.  However, we incorrectly calculated the fair values according to previous rules and excluded the portions attributable to those non-controlling interests.  After considering the issue, we have concluded that we should have included the portions attributable to the non-controlling interests of subsidiaries that are not wholly owned in our fair value calculation, which would have increased certain of the fair values of our reporting units.

The reported after-tax non-cash goodwill impairment charge was $732.2 million for the fiscal year ended December 30, 2011.  We estimate that correction of this error will increase reported net income for the fiscal year ended December 30, 2011 by approximately $422.9 million.  This amount is expected to be carried forward to retained earnings on our Consolidated Balance Sheet as of December 28, 2012.  As a result, we estimate that the goodwill balance on our previously issued Consolidated Balance Sheet as of December 28, 2012, was understated by approximately $474.5 million. Additionally, we estimate that the long-term deferred tax liabilities were understated by approximately $51.6 million and Stockholders’ Equity was understated by approximately $422.9 million.  Management’s internal review of these matters is ongoing and our estimates indicated above are subject to change.

Accordingly, our previously issued financial statements as of and for the years ended December 30, 2011 and December 28, 2012, and as of and for the three months and the year-to-date periods ended March 30, 2012, June 29, 2012, September 28, 2012, March 29, 2013 and June 28, 2013, as well as the financial statements attached as Exhibit 99.1 to our Form 8-K filed on April 17, 2013, as amended on June 25, 2013, should no longer be relied upon.  As soon as practicable, we expect to amend our Form 10-K for the fiscal year ended December 28, 2012, our Form 10-Q for the three months ended March 29, 2013, and our Form 10-Q for the three and six months ended June 28, 2013, to restate these financial statements to correct the errors as discussed in this Form 8-K and to revise related information, including our discussion of our controls and procedures.  All fiscal year 2012 financial information that will be contained in our Form 10-Q as of and for the three and nine months ended September 27, 2013 will be restated to reflect the corrections described above.  Our management and the Audit Committee discussed the matters relating to the restatement with PricewaterhouseCoopers LLP, our independent registered public accounting firm.

Management has considered the effect of the restatements on our prior conclusions as to the effectiveness of our disclosure controls and procedures and internal control over financial reporting.  Management has concluded that a material weakness in internal control over financial reporting existed during each of the affected periods for our controls related to assurance of the proper application of GAAP with respect to our goodwill impairment analysis.  Accordingly, our disclosure controls and procedures and internal control over financial reporting for the periods described above were not effective. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

Statements contained in this Form 8-K that are not historical facts may constitute forward-looking statements, including statements relating to the impact of our goodwill restatement and the amounts we estimate will be reflected in our restated financial statements and the periodic reports that we expect to amend. Our forward-looking statements are generally identified with words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “could,” “may” and similar expressions. We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties. A variety of factors, including but not limited to the following, could cause these statements, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements:  finalization of the restatements described above, including the need to complete our internal review; the performance of the requisite procedures by our independent registered public accounting firm; our ability to timely file our Quarterly Report on Form 10-Q for the quarter ended September 27, 2013; as well as other risk factors discussed more fully in our Form 10-Q for the period ended June 28, 2013 and other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  These forward-looking statements represent only our current intentions, beliefs or expectations, and any forward-looking statement speaks only as of the date on which it was made. We assume no obligation to revise or update any forward-looking statements.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits

99.1	Press Release, dated November 5, 2013, entitled “URS Corporation Reports Third Quarter 2013 Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: November 5, 2013	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 5, 2013, entitled “URS Corporation Reports Third Quarter 2013 Results.”